SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Commission File No.: 000-050469



                          Date of Report: June 29, 2004





                              VERIDIUM CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             59-3764931
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                               Identification No.)


1 JASPER  STREET, PATERSON, NEW JERSEY                                    07522
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(Address of principal executive offices)                              (Zip Code)


                                 (973) 942-7700
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               (Registrant's telephone number including area code)








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Item 5            Other Events

On June 29, 2004, the Company announced its execution of a distribution and recycling services agreement with Safety-Kleen Systems, Inc. The agreement calls for most-favored inter-company pricing, mutual rights of first refusal and cooperative marketing, and includes performance-based terms that allow Safety-Kleen to earn price discounts, exclusivity and the right to receive equity in Veridium as they meet and exceed sales benchmarks of up to $50 million in revenue per year. The equity participation terms of the agreement allow Safety-Kleen to earn the right to receive stock options in Veridium exercisable at prices ranging from $0.77 to $5.00 per share into 1.35 million shares of Veridium common stock. A copy of the press release is attached as Exhibit 99.1.



Item 7            Financial Statements and Exhibits

The following exhibit is filed herewith:

                  Exhibit 99.1      Press Release Dated June 29, 2004.
















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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Veridium Corporation



               /S/      KEVIN E. KREISLER
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By:                     KEVIN E. KREISLER
                        Chairman and Chief Executive Officer
Date:                   June 29, 2004


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                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION



Exhibit  99.1                       Press Release Dated June 29, 2004.